Exhibit 99.1

Titan Pharmaceuticals Announces Pricing of $2.7 Million Registered Direct
Offering

South San Francisco, CA – September 24, 2020 – Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) today announced it has entered into a share purchase agreement with certain accredited institutional investors to purchase 19,440,000 shares of its common stock in a registered direct offering at a purchase price of $0.14 per share.

Titan expects the net proceeds from the offering to be approximately $2.5 million after deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about September 28, 2020, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-230742), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 24, 2019.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Titan with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a commercial stage company developing proprietary therapeutics with its ProNeura™ long-term, continuous drug delivery technology. The company's lead product is Probuphine® (buprenorphine) implant, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid use disorder (“OUD”). Approved by the U.S. Food and Drug Administration in May 2016, Probuphine is the first and only commercialized treatment for eligible patients with OUD to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology also has the potential to be used in developing products for treating other chronic conditions, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the commercialization of Probuphine, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Stephen Kilmer
Investor Relations
(650) 989-2215
skilmer@titanpharm.com